As filed with the Securities and Exchange Commission on December 19, 1996

                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                           -------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                           -------------------------

                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                             63-0949734
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification number)
                           -------------------------
                       Highway 41 North and Cavalier Road
                             Addison, Alabama 35540
                                 (205) 747-1575
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -------------------------
                                Barry B. Donnell
                           719 Scott Avenue, Suite 600
                           Wichita Falls, Texas 76307
                                 (817) 723-5523
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           -------------------------
                                   Copies to:
                            Richard B. Goodner, Esq.
                           LOOPER, REED, MARK & McGRAW
                                  Incorporated
                           1601 Elm Street, Suite 4100
                               Dallas, Texas 75201
                                 (214) 954-4135
                           --------------------------

         Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. :|x|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
   Title of each class of                    Amount to       Proposed maximum
securities to be registered               be registered    offering price per
                                                                  share(1)
--------------------------------------------------------------------------------
Common Stock, par value
$.10 per share...                          200,000 shares          $11.57
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Title of each class of                   Proposed maximum      Amount of
securities to be registered               aggregate offering   registration fee
                                                price(1)
--------------------------------------------------------------------------------
Common Stock, par value
$.10 per share...                             $2,314,000            $701.21
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The registration fee has been calculated on the basis of the average of the high and low prices reported on December 17, 1996 on the New York Stock Exchange, which price was $11.57 per share.

PROSPECTUS



                              CAVALIER HOMES, INC.
                  Dividend Reinvestment and Stock Purchase Plan
                         200,000 Shares of Common Stock


         This Prospectus relates to 200,000 shares of common stock, par value $0.10 per share (the "Common Stock"), of Cavalier Homes, Inc., a Delaware corporation (the "Company"), to be issued pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides holders of Common Stock with an opportunity to invest cash distributions on shares of Common Stock and optional cash payments for additional shares of Common Stock without payment of any brokerage commission or service charge. Shares of Common Stock for the Plan will be purchased directly from the Company. No open market purchases of shares of Common Stock are permitted for the Plan. The Plan is administered by Mellon Securities Trust Company (the "Plan Agent").

         Participants in the Plan may purchase additional shares of Common Stock by (i) having the cash distributions on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash distributions, if, as and when declared, on shares of Common Stock registered in their names and investing in the Plan by making cash payments of not less than $500 per payment or more than $40,000 per calendar quarter ("optional cash payments"), or (iii) by investing both their cash distributions and such optional cash payments.

         Stockholders may begin participating in the Plan by completing an Authorization Card and returning it to the Plan Agent. Participants may terminate their participation at any time. Stockholders who do not wish to participate in the Plan need not take any action and will continue to receive their cash dividends, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.

         The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements and other factors. The Company reserves the right to terminate the Plan at any time.

         The price per share for the additional shares of Common Stock purchased from the Company with reinvested cash distributions and optional cash payments will be 95% of the Market Price (as defined in the Plan) on the Investment Date (as defined in the Plan).


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is December 19, 1996.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-3 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by that reference and the exhibits to the Registration Statement. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits to the Registration Statement which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of fees prescribed by the Commission.

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Commission. The reports, proxy and information statements, the Registration Statement and exhibits thereto, and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza,, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers of securities which file electronically with the Commission. The Company's Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE"). The reports, proxy and information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company furnishes its stockholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission (Commission File No. 1-9792) are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                  (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1996, June 28, 1996 and September 27, 1996;

                  (iii) Current Report on Form 8-K dated October 23, 1996;

                  (iv) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on December 9, 1987, as amended by the Company's Form 8 dated December 16, 1987, and as updated (A) in the Registration Statement on Form S-3, effective June 23, 1993 (Commission File No. 33-63060), to reflect the increase of the number of shares of authorized Common Stock from 5,000,000 shares to 15,000,000 shares and
         (B) by the Registration Statement on Form 8-A filed with the Commission under the Exchange Act on December 2, 1994, reflecting the listing of the Common Stock on the NYSE; and

                  (v) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on October 29, 1996, and as amended by the Company's Form 8-A filed with the Commission on November 12, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference into this Prospectus.

         Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Michael G. Brinkley, Cavalier Homes, Inc., 719 Scott Avenue, Suite 600, Wichita Falls, Texas 76307.

                                   THE COMPANY

         The Company is a Delaware corporation incorporated in 1985, with its principal executive offices located at Highway 41 North and Cavalier Road, Addison, Alabama 35540 (telephone number: (205) 747-1575). The Company also maintains administrative offices at 719 Scott Avenue, Suite 600, Wichita Falls, Texas 76301 (telephone number: (817) 723-5523). Unless otherwise indicated by the context, references to the "Company" or to "Cavalier" include Cavalier Homes, Inc., its subsidiaries and their respective predecessors, if any.

         The Company designs and manufactures a wide range of high quality manufactured homes and markets its homes primarily in the southeastern United States, with a focus on serving the low-to medium-price manufactured housing market. During 1995, approximately 77% of the Company's revenues were generated from sales in its core markets of Alabama, North Carolina, Mississippi, South Carolina, Texas, Georgia, Louisiana and Tennessee. The Company, through its wholly-owned subsidiaries, currently operates 13 manufacturing facilities, seven of which are located in Alabama, two each in North Carolina and Texas, and one each in Georgia and Pennsylvania. The Company's facilities have an aggregate capacity to produce approximately 24,000 floor sections per year.

         The Company's homes are sold under the Cavalier, Pacesetter, Brigadier, Knox, Buccaneer, Challenger, Parkwood, Mansion, Olympic, Plantation, Town and Country, Astro, Riverchase and various other brand names. As of December 31, 1995, the Company's homes were sold through approximately 500 independent dealers (including 93 independent exclusive dealers) operating approximately 575 retail sales centers located in 32 states. The Company's homes normally include furniture and appliances and are comprised of one or more floor sections. Single-section homes range in size from 550 to 1,248 square feet and are sold at retail prices ranging from approximately $13,000 to $30,000. Multi-section homes range in size from 880 to 2,128 square feet and are sold at retail prices ranging from approximately $20,000 to $75,000.

         The Company began offering retail installment sale financing in March 1992 through Cavalier Acceptance Corporation ("CAC"), the Company's wholly-owned finance subsidiary, for homes sold to qualifying retail customers of the Company's independent exclusive dealers. The Company believes that it is the one of the few major manufactured home producers in the United States offering retail consumer financing through independent dealers. Consumer installment sales contracts that are originated by the Company's independent exclusive dealers and conform to the Company's credit policies are purchased by CAC without recourse to the dealership. CAC currently offers four conventional loan programs for use by dealerships, which programs require a down payment by the consumer ranging from 0% to 20% of the purchase price in cash, trade-in value of a previously owned manufactured home or appraised value of equity in any real property pledged as collateral. Repayment terms range from 84 to 240 months, depending upon the amount financed, the amount of the down payment and the customer's creditworthiness. The loans typically are secured by a purchase money security interest in the manufactured home and, in certain instances, a mortgage on real property pledged as additional collateral. Loans purchased by CAC generally provide a fixed rate of interest with equal monthly payments. At December 31, 1995, CAC operated in 15 states and served all of the Company's exclusive dealerships.


                             DESCRIPTION OF THE PLAN

         The following, in question and answer form, is a summary description of the provisions of the Dividend Reinvestment and Stock Purchase Plan of the Company. This description should be read in conjunction with, and is qualified in its entirety by reference to, the Plan, a copy of which is attached to this Prospectus as Appendix A. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

Purpose

         1. What is the purpose of the Plan? The purpose of the Plan is to provide holders of shares of Common Stock with an opportunity to reinvest cash dividends in additional shares of Common Stock and/or make optional cash payments for additional shares of Common Stock, without payment of any brokerage commission, service charge or other expense. Shares of Common Stock for the Plan will be purchased directly from the Company. No shares of Common Stock will be purchased for the Plan in the open market. The Company will receive the proceeds from the sale of shares of Common Stock under the Plan and will use such proceeds for general corporate purposes. See "Use of Proceeds."


Advantages

         2. What are the options available to Stockholders? Participants in the Plan may purchase additional shares of Common Stock by (i) having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on their shares of Common Stock and investing in the Plan by making cash payments of not less than $500 per payment or more than $40,000 per calendar quarter, or (iii) by investing both their cash dividends and such optional cash payments.

         3. What are the advantages of the Plan? No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan; provided, however, that if shares of Common Stock are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractional shares, as well as whole shares, of Common Stock, to be purchased and credited to Participants' account. Regular statements of account provide simplified record keeping. All purchases, by reinvestment of dividends or optional cash payments, will be credited to the Participant's Noncertificated Share account on the records of the Company maintained by the Plan Agent.

         The price of shares of Common Stock purchased under the Plan with reinvested cash dividends and optional cash payments is 95% of the Market Price (as defined in the Plan) for such shares on the applicable Investment Date (as hereinafter defined).

Administration

         4.  Who  administers  the  Plan  for   Participants?   The  Plan  Agent
administers the Plan for Participants, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. The current Plan Agent is Mellon Securities Trust Company. The Plan Agent also serves as Transfer Agent for the shares of Common Stock. Should the Plan Agent resign, or be asked to resign, another agent will be asked to serve.

         All optional cash payments, requests for withdrawal and all other communication, including certificates to be deposited to plan accounts, should be sent to the Plan Agent addressed as follows:

                                    Mellon Securities Trust Company
                                    c/o ChaseMellon Shareholder Services
                                    P. O. Box 750
                                    Pittsburgh, Pennsylvania 15230

Participation

         5. Who is eligible to participate? All holders of record of shares of Common Stock are eligible to participate in the Plan. Beneficial owners whose shares of Common Stock are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) may participate only in the dividend reinvestment portion of the Plan by making arrangements with their broker or bank to participate on their behalf through the Depository Trust Company Dividend Reinvestment Service. Brokers and nominees owning shares of Common Stock held at Depository Trust Company may participate in the Plan through that service. Only holders of record may participate in the optional cash payment feature of the Plan. The Company reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in the Company's sole judgment, result in excessive cost or burden on the Company. In addition, the Company may refuse participation in the Plan to stockholders residing in states whose securities laws do not exempt shares of Common Stock offered pursuant to the Plan from registration.

         6. How does a Stockholder join the Plan? In order to participate in the Plan, an eligible stockholder must properly complete the Authorization Card furnished by the Plan Agent and return it to Mellon Securities Trust Company, c/o ChaseMellon Shareholder Services, P. O. Box 750, Pittsburgh, Pennsylvania 15230. An Authorization Card and postage-paid envelope are enclosed with this Prospectus and additional cards may be obtained at any time by stockholders by written or oral request to the Plan Agent at the foregoing address.
Telephone requests or general inquiries may be made by calling (800) 526-0801.

         7. What does the Authorization Card provide? The Authorization Card provides for the purchase by stockholders of additional shares of Common Stock through the following investment options offered under the Plan:

         Full Dividend Reinvestment -- Directs the Plan Agent to reinvest cash dividends with respect to all shares of Common Stock owned by the Participant (including whole and fractional shares acquired under the Plan) and permits a Participant to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan.

         Partial Dividend Reinvestment -- Directs the Plan Agent to remit cash dividends on the number of shares of Common Stock specified on the Authorization Card and to invest in additional shares of Common Stock any dividends paid on the remaining shares of Common Stock owned by the Participant. This investment option also permits a Participant to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan.

         Optional Cash Contributions -- Permits a Participant to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan.

         Cash dividends on shares of Common Stock credited to the Participant's account under the Plan are automatically reinvested to purchase additional shares of Common Stock.

         Stockholders who do not wish to participate in the Plan will receive cash dividends as declared, in the usual manner.

         8. Is partial participation possible under the Plan? A stockholder who desires the dividends on only some full shares of Common Stock to be reinvested under the Plan may indicate such number of shares of Common Stock on the Authorization Card under the heading "Partial Dividend Reinvestment." Cash dividends will continue to be paid on the remaining shares of Common Stock.

         9. When may a Stockholder join the Plan? If an Authorization Card specifying "Full Dividend Reinvestment," or "Partial Dividend Reinvestment" is properly completed and received by the Plan Agent at least five business days prior to the record date established for the payment of the next dividend, reinvestment will commence with that dividend payment. The record dates for dividend payments on the Common Stock are generally on or about the 30th day of January, April, July and October of each year. If the Authorization Card is received subsequent to five business days prior to the record date, reinvestment of the dividends (or designated portion thereof) will not start until payment of the next following dividend. If the Authorization Card is received in between any dividend record date and the Investment Date (the date on which a dividend is paid, which the Company anticipates to be on or about the 15th day of February, May, August and November each year), that dividend will be paid in cash and the stockholder's initial dividend reinvestment will begin with the next dividend. The Investment Date is also the Dividend Payment Date.

         Each Participant in the Plan may invest in addition shares of Common Stock by making optional cash payments at any time. Participants in the Plan have no obligation to make any optional cash payments. Optional payments may be made at irregular intervals and the amount of each optional cash payment may vary, but no optional payments may be less than $500 and the total optional payments invested by each Participant may not exceed $40,000 per calendar quarter. An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling; and thereafter by forwarding a check or money order attached to each statement of account. Checks and money orders must be in United States dollars and should be made payable to the Plan Agent, Mellon Securities Trust Company. No interest will be paid on optional cash payments held by the Plan Agent pending the purchase of shares of Common Stock. (See Questions 13, 14 and 16.)

         Optional cash payments must be received by the Plan Agent no later than five (5) business days prior to the Investment Date. Optional cash payments received by the Plan Agent will be returned to Participants upon written request received by the Plan Agent at least five (5) business days prior to the Investment Date.

Costs

         10. Are there any expenses to Participants in connection with purchases under the Plan? No. Participants will incur no brokerage commissions, service or other charges for purchases made under the Plan. Any costs of administration of the Plan will be borne by the Company.

Purchases

         11. How many shares of Common Stock will be purchased for Participants? The number of shares of Common Stock to be purchased will be determined by the amount of the Participant's dividends and/or optional cash payments being reinvested or paid and the price of the shares of Common Stock. Each Participant's account in the Plan will be credited with the number of shares of Common Stock, including fractional shares computed to three (3) decimal places, equal to the amount of the dividends, and/or optional cash to be reinvested or paid divided by the applicable purchase price of the shares of Common Stock.

         12. How will the purchase price of shares of Common Stock be determined? The officers of the Company will determine the price of shares of Common Stock to be purchased. It is intended that the price of the shares of Common Stock to be purchased will be at a 5% discount from the Market Price. The shares of Common Stock are traded on the NYSE. The officers of the Company will fix the reinvestment price at a discount price equal to 95% of the Market Price. The price at which the shares of Common Stock will be purchased will be the higher of 95% of the average of the daily high and low sale prices of the Company's Common Stock on the NYSE on the four trading days including and preceding the Investment Date or 95% of the average of the high and low sale prices of the Company's Common Stock on the NYSE on the Investment Date. In the event there is no trading in the shares of Common Stock, or if for any reason the Company and the Plan Agent have difficulty in determining the price of shares of Common Stock to be purchased under the Plan, the Company, on consultation with the Plan Agent, will use such other public reports or sources as the Company deems appropriate to determine the Market Price and the appropriate 5% discount. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

         13. When will dividends and/or optional cash payments be invested? Reinvestment of dividends and investment of optional cash payments will be made on the date when the dividend becomes payable (the "Investment Date" or "Dividend Payment Date"). Participants will become owners of shares of Common Stock purchased under the Plan as of the date of purchase. In order to allow sufficient time for processing, optional cash payments must be received by the Plan Agent no later than five (5) business days prior to the Dividend Payment Date. Optional cash payments received by the Plan Agent subsequent to five (5) business days prior to a Dividend Payment Date will be applied to the purchase of shares of Common Stock on the Investment Date falling in the next succeeding quarter.

         14. What is the Investment Date? There is only one Investment Date in each quarter. The Investment Date will be the Dividend Payment Date. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day. If no dividend is paid in a quarter, the Dividend Payment Date for purposes of optional cash investment will be deemed to be February 15, May 15, August 15 and November 15.

         15. Will certificates be issued to Participants for shares of Common Stock purchased under the Plan? No certificates for shares of Common Stock acquired by a Participant under the Plan will be issued, except as described in Question 18. Shares of Common Stock purchased under the Plan, whether through dividend reinvestment or optional cash payment, will be credited to a Participant's Noncertificated Share account and will be shown on a Participant's statement of account. Certificates for the shares of Common Stock purchased pursuant to the Plan will be issued to Participants upon their written request, except that no certificates will be issued for fractional shares of Common Stock. A Participant requesting a certificate for all the shares of Common Stock in the Participant's Noncertificated Share account will receive cash for the fractional shares only if participation in the Plan is terminated. (See Question 18 for how a Participant may obtain certificates.) Cash dividends on all shares of Common Stock held in the Participant's Noncertificated Share account under the Plan will be automatically reinvested to purchase additional shares of Common Stock which will be reflected in the Participant's Noncertificated Share account.

Optional Cash Payments

         16. Who is eligible to make optional cash payments? Record owners of shares of Common Stock who have executed an Authorization Card are eligible to make optional cash payments of not less than $500 nor more than $40,000 per calendar quarter. A stockholder may participate in the Plan exclusively by making an optional cash payment by checking the "Optional Cash Contributions" box on the Authorization Card. Moreover, even if the "Optional Cash Contributions" box is checked, all dividends payable on shares of Common Stock purchased with optional cash payments and retained in the Participant's Noncertificated Shares account will be automatically reinvested in additional shares of Common Stock. A beneficial owner of shares of Common Stock who wishes to make optional cash payments must become the record owner by transferring all or some of his or her shares into his or her own name. Checks or money orders should be payable to Mellon Securities Trust Company and mailed to the Plan Agent, Mellon Securities Trust Company, c/o ChaseMellon Shareholder Services, P.
O. Box 750, Pittsburgh, Pennsylvania 15230. Do not send cash. Payments delivered to any other address will not constitute valid delivery. No interest is paid on optional cash payments. Optional cash payments must be received by the Plan
Agent no later than five (5) business days prior to the Investment Date. Participants can request the return of any optional cash payment which had not yet been invested, provided such request is received by the Plan Agent at least five (5) business days prior to the Investment Date. In the event any check or money order from a bank account is returned unpaid for any reason, the Plan Agent will consider the request for investment of such money null and void and shall immediately remove from the Participant's Plan account shares of Common Stock, if any, purchased upon the prior credit of such money. The Plan Agent shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Agent shall be entitled to sell such additional shares from the Participant's Plan account to satisfy the uncollected balance.

Report to Participants

         17. What type of reports will be sent to Participants in the Plan? Participants will receive a quarterly statement indicating the total dividend payment, the amount of the dividend payment reinvested, the purchase price per share of Common Stock, the number of shares of Common Stock purchased and the number of shares of Common Stock in the Participant's Noncertificated Share account. These statements are a record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, each Participant will receive copies of the Company's annual and quarterly reports to stockholders, proxy statements and income tax information for reporting dividends. Beneficial owners whose shares of Common Stock are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must arrange to obtain their copies of such reports from the record holder.

Issuance of Certificates

         18. How may a Participant obtain certificates for shares of Common Stock purchased under the Plan? A Participant who has purchased shares of Common Stock under the Plan may obtain certificates for those shares of Common Stock in the Participant's Noncertificated Share account at any time by sending a written request to that effect to the Plan Agent. No certificates will be issued for fractional shares of Common Stock, but a Participant requesting termination of participation in the Plan may receive, in cash, the market price of any fractional shares of Common Stock as well as certificates for all whole shares of Common Stock held for such terminating participant in the Noncertificated Share account. This notice should be mailed to the Plan Agent, Mellon Securities Trust Company, c/o ChaseMellon Shareholder Services, P. O. Box 750, Pittsburgh, Pennsylvania 15230. The Company, however, reserves the right at any time to issue certificates to Participants for any shares of Common Stock in their Noncertificated Share accounts. (See Questions 19 and 21 for information on termination of participation.)

Modification or Termination by a Participant

         19. How does a Participant change or terminate participation in the Plan? A Participant may change participation from partial to total dividend reinvestment, from total to partial dividend reinvestment, or may simply change the number of shares of Common Stock which are enrolled in the Plan by executing and delivering a new Authorization Card to the Plan Agent, Mellon Securities Trust Company. Any change concerning the reinvestment of dividends must be received by the Plan Agent not later than five (5) business days prior to the record date for a dividend in order for the change to become effective with that dividend.

         A Participant may terminate participation in the Plan by notifying the Plan Agent in writing at least five (5) business days prior to the record date for determining the holders entitled to receive the next dividend. Notices will be effective only upon receipt by the Plan Agent. Notices to change or discontinue dividend reinvestment received by the Plan Agent at least five (5) business days prior to any record date for a dividend payment will be effective as of that date. In order to re-enter the Plan after termination, a stockholder must complete a new Authorization Card.

         20. Can the shares of Common Stock held in the Plan be sold through the Plan Agent? A Participant can instruct the Plan Agent to sell any or all of the whole shares of Common Stock held in the Plan. The written notification to the Plan Agent should include the number of shares of Common Stock that are to be sold. The Plan Agent will make the sale as soon as practicable following receipt of a Participant's request through independent securities brokers selected by the Company or the Plan Agent in its sole discretion. A check for the proceeds of such sale, less brokerage commission and transfer taxes (if any), will usually be sent by the Plan Agent on the settlement date, which will be three
(3) business days from the date of sale. No Participant shall have the authority or power to direct the date or sales price at which shares of Common Stock may be sold. Requests must indicate the minimum number of shares to be sold and not the dollar amount to be attained. Any such request that does not clearly indicate the number of shares of Common Stock to be sold will be returned to the Participant with no action taken. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This notice should be addressed to Mellon Securities Trust Company, c/o ChaseMellon Shareholder Services, P. O. Box 750, Pittsburgh, Pennsylvania 15230.

         21. What happens to the shares of Common Stock held in the Noncertificated Share account when a Participant terminates participation in the Plan? A certificate for the shares of Common Stock held in the account will be issued to the Participant upon the Participant's written request or upon a Participant's termination of participation in the Plan. No fractional shares will be issued. (See Question 15 for information on share certificates and Question 18 for information on the cash payment for fractional shares in the account.)

Other Information

         22. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering? Any shares of Common Stock issued in a stock dividend or stock split with respect to a Participant's shares of Common Stock which are subject to the Plan will be added to the Participant's Noncertificated Share account. If the Company has a rights offering in which separately tradable and exercisable rights are issued to registered holders of Common Stock, the rights attributable to whole shares of Common Stock in a Participant's Plan account will be transferred to the Participant as promptly as practicable after the rights are issued. No partial rights will be issued with respect to fractional shares of Common Stock in the Participant's account.

         23. How will Shares in a Participant's Noncertificated Share account be voted at a meeting of Stockholders? All of a Participant's shares of Common Stock, both Certificated and Noncertificated, may be voted by the Participant. For any meeting of stockholders, the Participant will be sent proxy material for that meeting covering all of the shares of Common Stock that the Participant owns on the record date for the meeting. The Participant may vote all of Participant's shares of Common Stock in person or by proxy.

         24. What are the Federal income tax consequences of participation in the Plan? Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan will generally result in the following Federal income tax consequences:

         (a) A distribution on the shares of Common Stock will be treated for Federal income tax purposes as a dividend distribution received by the Participant notwithstanding that it is used to purchase additional shares of Common Stock pursuant to the Plan. The full amount of cash distributions reinvested under the Plan, plus the 5% purchase discount from the applicable Market Price, represents dividend distributions to Participants. As in the case of cash dividend distributions, the full amount will be taxable income to the extent of the Company's current and accumulated earnings and profits, and the excess will be a return of capital which reduces the basis of the Participant's shares of stock in the Company or results in gain to the extent it exceeds such stock basis.

         (b) For optional cash payments, Participants in the Plan will be treated as having received a cash dividend on the Investment Date equal to the excess, if any, of the Market Price of such shares on the Investment Date over the amount of the optional cash payment. The tax basis of the shares will be equal to the sum of the amount of the optional cash payment plus the amount included in income.

         (c) A Participant's tax basis in additional shares of Common Stock acquired under the Plan will be equal to the full amount treated as a dividend distribution for Federal income tax purposes. The Participant's holding period for such shares of Common Stock will commence on the day after the Investment Date.

         (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares of Common Stock credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares of Common Stock received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

         In the case of Participants whose distributions are subject to withholding of Federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

         The above is intended only as a general discussion of the current Federal income tax consequences of participation in the Plan. Participants should consult their own tax advisors regarding the Federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

         25. What provision is made for foreign participants subject to income tax withholding or other Participants subject to back-up withholding? In the case of both foreign Participants who elect to have their distributions reinvested and whose distributions are subject to United States income tax withholding and other Participants who elect to have the distributions reinvested and who are subject to "backup" withholding under Section 3406(a)(1) of the Code, the Plan Agent will invest in shares of Common Stock in an amount equal to the distributions of such Participants less the amount of tax required to be withheld. The quarterly statements confirming purchases made to such Participants will indicate the net payment reinvested.

         Under Section 3406(a)(1) of the Code, the Company is currently required to withhold for United States income tax purposes 31% of all distribution payments to a stockholder if (i) such stockholder has failed to furnish to the Company his taxpayer identification number ("TIN"), which for an individual is his social security number, (ii) the Internal Revenue Service (the "Service") has notified the Company that the TIN furnished by the stockholder is incorrect,
(iii) the Service notifies the Company that back-up withholding should be commenced because the stockholder has failed to properly report distributions or
(iv) the stockholder has failed to certify, under penalties of perjury, that he is not subject to back-up withholding. Stockholders have previously been requested by the Company or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

         Optional cash payments received from foreign participants must be in United States dollars and will be invested in the same way as payments from other Participants.

         26. What are the federal income tax consequences of participation in the Plan by an IRA, Keogh Plan, 401(k) Plan, Simplified Pension Account or any
corporate employer-sponsored retirement plan? The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the law and regulations regarding the Federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors for specific information.

         27. What is the responsibility of the Company under the Plan? Neither the Company nor the Plan Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate participation in the Plan upon a Participant's death. In addition, no stockholder, director, officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under the Plan and a Participant shall look solely to the assets of the Company for satisfaction of any claims thereunder.

         Participants should recognize that neither the Company nor the Plan Agent can provide any assurance of a profit or protection against loss on any shares of Common Stock purchased under the Plan.

         28. May the Plan by changed or discontinued? While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan and in particular reserves the right to refuse optional cash payments from any stockholder who, in the sole discretion of the Company, is attempting to circumvent the intent of the Plan by making excessive optional cash payments through multiple stockholder accounts. Participants will be notified of any suspension, termination or modification of the Plan.

         The Company could lower or eliminate the discount without prior notice to Participants if for any reason the Company believes that Participants were engaging in positioning and other transactions with the intent to purchase shares of Common Stock under the Plan and then immediately reselling such shares of Common Stock in order to capture the discount. Any Participants who engage in such transactions may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933.

         29. Who answers a Participant's questions or supplies information? Any inquiries or correspondence about the Plan should be addressed as follows:
Mellon Securities Trust Company, c/o ChaseMellon Shareholder Services, P. O. Box 750, Pittsburgh, Pennsylvania 15230. Telephone inquires to the Plan Agent should be made to (800) 526-0801.

         30. Will the Plan Agent hold certificated shares? The Plan provides a share deposit feature to eliminate the need for Participants to hold physical Common Stock certificates. If a Participant currently holds physical Common Stock certificates and would like to combine these shares with his Plan shares held in book-entry, the Participant should complete the tear-off section of his account statement and complete the portion designated for share deposit. The certificates need not be endorsed. The Participant should ensure that his Common Stock certificates are sent by registered/insured mail or by some other similar means as the Participant bears the risk of loss in transit. Participants should be aware that dividends on the shares so deposited will be automatically reinvested. Certificates should be sent to the address set forth in response to Question 4.

                                 USE OF PROCEEDS

         The net proceeds from the sale, from time to time, of the shares of Common Stock by the Company under the Plan will be used by the Company for general corporate purposes. Pending such uses, net proceeds may be invested temporarily in short-term or intermediate-term government securities, obligations of the Government National Mortgage Association, bankers' acceptances, certificates of deposit of commercial banks and savings and loan associations which are members of the Federal Deposit Insurance Corporation, deposits in members of the Federal Home Loan Bank System, time deposits, commercial paper, other money market instruments, bonds, notes, common and preferred stock.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Looper, Reed, Mark & McGraw Incorporated, Dallas, Texas.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers of corporations organized thereunder in certain circumstances. In addition, Section 145 grants to each such corporation the power to indemnify its directors and officers against liability for certain of their acts.

         The certificate of incorporation and bylaws, as amended, of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by the law of the State of Delaware against liability for certain of their acts. Directors and officers liability insurance has also been obtained by the Company, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                   APPENDIX A

                              CAVALIER HOMES, INC.
                  Dividend Reinvestment and Stock Purchase Plan



1.       Definitions

         The  following   terms  when  used  herein  shall  have  the  following
definitions:

         "Authorization Card" means such authorization form as the Plan Agent may from time to time or upon request furnish Stockholders and which shall be returned to the Plan Agent to indicate their election to participate in specified portions of the Plan.

         "Certificated Shares" means shares of Stock which are evidenced by physical certificates.

         "Company" means Cavalier Homes, Inc.

         "Dividend Payment Date" means the Investment Date.

         "Investment Date" means each date on which a dividend is paid on the shares of Stock, which the Company anticipates to be on or about the 15th day of February, May, August and November each year. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day. If no dividend is paid in a quarter, the Dividend Payment Date for purposes of optional cash investment will be deemed to be February 15, May 15, August 15 and November 15.

         "Market Price" as of any day means the higher of the average of the daily high and low sale prices of the Company's Stock on the NYSE on the four Trading Days including and preceding the Investment Date or the average of the high and low sale prices of the Company's Stock on the NYSE on the Investment Date.

         "Noncertificated Shares" means shares of Stock which are held by the Plan Agent in an account for each Participant and for which no physical certificates are issued.

         "NYSE" means the New York Stock Exchange, Inc.

         "Participant" means any Stockholder who has returned a properly completed Authorization Card to the Plan Agent indicating election to participate in any portion of the Plan and who has been enrolled in that portion of the Plan by the Plan Agent.

         "Plan" means this Dividend Reinvestment and Stock Purchase Plan.

         "Plan Agent" means any bank or trust company as from time to time may be appointed by the Company as agent to administer the Plan. Initially, the Plan Agent shall be Mellon Securities Trust Company and thereafter shall be the Company or any successor institution appointed by the Company in substitution therefor.

         "Stockholder" means any holder of shares of Stock.

         "Stock" means the common stock, par value $0.10 per share, of the Company.

         "Trading Day" means a day on which the NYSE is open for trading.

2.       Purpose

         The purpose of this Plan is to provide Stockholders with a convenient and economical method for having all or part of their dividends automatically reinvested in additional shares of Stock and making voluntary cash investments in shares of Stock, in either case without payment of any brokerage commission or service charge. Because shares of Stock will be purchased for the Plan directly from the Company by the Plan Agent, the Plan will assist the Company in raising funds for general business purposes. The Plan does not reflect a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based on the Company's results of operations, financial condition, regulatory requirements and other factors.

3.       Eligibility for Participation

         All Stockholders of record are automatically eligible to participate in the Plan and may do so by completing and returning to the Plan Agent the Authorization Card furnished to them by the Plan Agent. Beneficial owners of shares of Stock which are registered in names other than their own (e.g., in the name of a broker, bank nominee or other record holder), who want to participate, may participate only in the dividend reinvestment portion of the Plan by making arrangements with their broker or bank to participate on their behalf through the Depository Trust Company Dividend Reinvestment Service. Only record holders may participate in the optional cash payment feature of the Plan. The Company reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in the Company's sole judgment, result in excessive cost or burden on the Company.

4.       Administration of the Plan

         The Plan Agent shall administer the Plan and will maintain records and perform such other duties as may be required. In addition, the Plan Agent will send each Participant (a) after each dividend reinvestment, a statement which will indicate the amount of the dividend, the purchase price per share of Stock, the number of shares of Stock purchased and the total number of Noncertificated Shares owned by the Participant; (b) upon investment of optional cash payments, a statement indicating purchase price, number of shares of Stock purchased, and the total number of Certificated and Noncertificated Shares owned by the Participant; and (c) annual and quarterly reports to Stockholders, proxy statements and income tax information for reporting dividends earned. Shares of Stock purchased by a Participant through reinvested dividends or optional cash payments will be credited to the Participant's Noncertificated Share Account. Upon request of a Participant, the Plan Agent will furnish certificates for shares of Stock in the Participant's Noncertificated Share Account. No certificates will be issued for fractional shares of Stock, but the market price thereof will be paid in cash to a requesting Stockholder who is terminating participation in the Plan. The Plan Agent will have the responsibility for furnishing certificates for shares of Stock upon request or termination of participation by the Stockholder.

5.       Reinvestment of Dividends

         Stockholders may join the Plan at any time. Stockholders may elect to have dividends on all or part of their shares of Stock automatically reinvested by completing the Authorization Card provided by the Plan Agent to that effect and returning it to the Plan Agent. If the Authorization Card is received by the Plan Agent five (5) business days prior to the record date for the payment of the next dividend, reinvestment will begin with that dividend. The record dates for dividend payments on shares of the Stock are generally on or about January 30, April 30, July 30 and October 30. If the Authorization Card is received subsequent to five (5) business days prior to the record date, that dividend will be paid in cash and the stockholder's initial dividend reinvestment will begin with the next dividend. The purchase price per share for shares of Stock purchased for the Plan with reinvested dividends and/or optional cash payments shall be 95% of the Market Price. Cash dividends on shares of Stock credited to the Participant's account will be automatically reinvested to purchase additional shares of Stock.

6.       Optional Cash Payments

         Each Participant in the Plan may invest in addition shares of Common Stock by making optional cash payments at any time. Participants in the Plan have no obligation to make any optional cash payments. Optional payments may be made at irregular intervals and the amount of each optional cash payment may vary, but no optional payments may be less than $500 and the total optional payments invested by each Participant may not exceed $40,000 per calendar quarter. An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling; and thereafter by forwarding a check or money order attached to each statement of account. Checks and money orders must be in United States dollars and should be made payable to the Plan Agent, Mellon Securities Trust Company. No interest will be paid on optional cash payments held by the Plan Agent pending the purchase of shares of Common Stock.

         Optional cash payments must be received by the Plan Agent no later than five (5) business days prior to the Investment Date. Optional cash payments received by the Plan Agent will be returned to Participants upon written request received by the Plan Agent at least five (5) business days prior to the Investment Date. The purchase price per share for shares of Stock purchase for the Plan with optional cash payments shall be 95% of the Market Price.

7.       Calculation of Shares of Stock Purchased

         The number of shares of Stock purchased shall be determined by dividing the amount of the dividends reinvested and/or optional cash payments made by the purchase price per share of Stock determined in accordance with Sections 5 and 6 above. Each Participant's account will be credited on each Investment Date with that number of shares of Stock, plus fractional share interests computed to at least three (3) decimal points, equal to the total amount of the cash (dividends and/or optional cash payments) to be invested on behalf of such Participant on such date divided by the purchase price per share of Stock for that date.

8.       Costs

         There are no brokerage fees on purchases. All costs of administration of the Plan are paid by the Company, except that Participants may incur certain costs in connection with their withdrawal from the Plan if they direct the Plan Agent to sell their shares of Stock.

9.       Source of Stock

         Shares of Stock purchased under the Plan come from the legally authorized but unissued shares of Stock of the Company. Shares of Stock will not be purchased in the open market.

10.      Modification or Termination of Participation

         Participants may modify their participation in the Plan by notifying the Plan Agent in writing five (5) business days prior to the record date for determining the holders of Stock entitled to receive the next dividend that they wish to reinvest dividends on an increased or decreased number of shares of Stock specified in such notice. Participants may terminate participation in the Plan any time by notifying the Plan Agent in writing five (5) business days prior to the record date for determining the holders of Stock entitled to receive the next dividend of the Participant's intent to terminate participation in the Plan. Any notice is effective only upon receipt. If a Participant's notice of termination or modification is received by the Plan Agent at least five (5) business days prior to the record date for determining the Stockholders entitled to receive the next dividend payment, the Plan Agent will modify or terminate the reinvestment of the Participant's dividends under the Plan as of that Investment Date. If the notice of termination or modification is received by the Plan Agent subsequent to five (5) business days prior to the record date for the next dividend, that dividend will be reinvested in shares of Stock for the Participant in accordance with the Participant's previous instructions, and the request for termination or modification will be processed promptly thereafter. Any optional cash payments sent to the Plan Agent prior to receipt of the notice of termination or modification will also be invested in shares of Stock on the next Investment Date unless the Participant requests in writing to the Plan Agent the return of all or a portion of such optional cash payments at least five (5) business days prior to the Investment Date. In order to re-enter the Plan after termination, the Stockholder must complete a new Authorization Card.

11.      Sale of Plan Shares

         A Participant can instruct the Plan Agent to sell any or all of the whole shares of Stock held in the Plan. The written notification to the Plan Agent should include the number of Shares that are to be sold. The Plan Agent will make the sale as soon as practicable following receipt of the written notification and a check for the proceeds less brokerage commission and transfer taxes (if any) will usually be sent by the Plan Agent to the Participant on the settlement date, which will be three (3) business days from the date of sale. No Participant shall have the authority or power to direct the date or sales price at which shares of Stock may be sold. Requests must indicate the minimum number of shares of Stock to be sold and not the dollar amount to be attained. Any such request that does not clearly indicate the number of shares of Stock will be returned to the Participant with no action taken. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This notice should be address to Mellon Securities Trust Company, c/o ChaseMellon Shareholder Services, P. O. Box 750, Pittsburgh, Pennsylvania 15230. Shares of Stock held in a Participant's account may not be pledged. In order to pledge such shares, a Participant must request certificates for such shares of Stock.

12.      Certificates for Purchased Shares of Stock

         No certificates for shares of Stock acquired for a Participant under the Plan will be issued. Stock purchased under the Plan will be credited to a Participant's Noncertificated Share account and will be held in the name of the Plan Agent or its nominee. A Participant who wishes to obtain certificates for those shares of Stock that he has purchased under the Plan may do so by notifying the Plan Agent in writing to that effect. No certificate will be issued for fractional shares of Stock, but the market price of any fractional shares of Stock will be paid in cash to the Participant requesting a certificate for all his Noncertificated Shares.

13.      Stock Splits, Stock Dividends and Rights Offerings

         Shares of Stock issued in a stock dividend or stock split with respect to a Participant's shares of Stock which are subject to the Plan will be credited to a Participant's Noncertificated Share account. If the Company has a rights offering in which separately tradable and exercisable rights are issued to registered holders of Stock, the rights attributable to whole shares of Stock held in a Participant's Plan account will be transferred to the Participant as promptly as practicable after the rights are issued. No partial rights will be issued with respect to fractional shares of Stock in the Participant's account.

14.      Voting

         All shares of Stock credited to a Participant's Noncertificated Share account under the Plan may be voted by the Participant. A Participant will receive a proxy to vote the number of shares of Stock held in his Plan account. If the Participant returns an executed proxy, it will be voted with respect to all of Participant's shares of Stock (including any fractional shares of Stock), or the Participant may vote all of the shares of Stock in person at the meeting.

15.      Liability

         Neither the Company, nor its duly appointed Plan Agent (if any) in administering the Plan, shall be liable for any act or failure to act taken in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's participation in the Plan upon the Participant's death. In addition, no Stockholder, director, officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Plan and a Participant shall look solely to the assets of the Company for satisfaction of any claims hereunder.

16.      Termination, Suspension or Modification

         The Company reserves the right to modify, suspend or terminate the Plan at any time and from time to time, including during the period between the record date for a dividend payment and the related Investment Date, and in particular, reserves the right to refuse optional cash payments from any Stockholder who, in the sole discretion of the Company, is attempting to circumvent the interest of the Plan by making excessive optional cash payments through multiple Stockholder accounts.

         The Company could lower or eliminate the discount without prior notice to Participants if for any reason the Company believes that Participants were engaging in positioning and other transactions with the intent to purchase shares of Common Stock under the Plan and then immediately reselling such shares of Common Stock in order to capture the discount. Any Participants who engage in such transactions may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933.

17.      Compliance with Applicable Law and Regulations

         The Company's obligation to offer, issue or sell shares of Stock hereunder shall be subject to the Company's obtaining any necessary approval, authorization and consent from any regulatory authorities having jurisdiction over the issuance and sale of the shares of Stock. The Company may elect not to offer or sell its shares of Stock hereunder to Stockholders residing in any jurisdiction where, in the sole discretion of the Company, the burden or expense of compliance with applicable blue sky or securities laws make that offer or sale impracticable or inadvisable.

18.      Participants Subject to Back-Up Withholding

         In the case of both foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding and other Participants who elect to have their dividends reinvested and who are subject to "backup" withholding under Section 3406(a)(1) of the Internal Revenue Code of 1986, as amended, the Plan Agent shall invest in shares of Stock in an amount equal to the dividends of such Participants less the amount of tax required to be withheld.

19.      Safekeeping

         At a Participant's request, the Plan Agent will receive and hold any Certificated Shares now held by or for such Participant. A Participant may send such Certificated Shares to the Plan Agent for credit to such Participant's account in the Plan. These Certificated Shares will be added to the shares of Stock in such Participant's account and will appear in subsequent statements in combination with a Participant's previous Plan shares of Stock and dividends. If a Participant is interested in having the Plan Agent hold shares of Stock now in such Participant's possession, write for further information to:

                                    Mellon Securities Trust Company
                                    c/o ChaseMellon Shareholder Services
                                    P. O. Box 750
                                    Pittsburgh, Pennsylvania 15230

=======================================  =======================================

         No person has been authorized
to give any information or to make any
representations   other   than   those
contained  herein  and,  if  given  or
made,     such      information     or
representations  must  not  be  relied
upon as having been  authorized by the               200,000 Shares
Company.   This  Prospectus  does  not
constitute  an  offer  to  sell,  or a            Cavalier Homes, Inc.
solicitation  of an offer to buy,  the
securities   offered   hereby  in  any
jurisdiction  to any person to whom it
is   unlawful  to  make  an  offer  or               Common Stock
solicitation.  Neither  the deliver of       Offered by Cavalier Homes, Inc.
this  Prospectus  nor  any  sale  made            to its Stockholders
hereunder     shall,     under     any        Solely in Connection with its
circumstances,  create an  implication          Dividend Reinvestment and
that  there has not been any change in             Stock Purchase Plan
the facts set forth in this Prospectus
or in the affairs of the Company since
the date hereof.




           TABLE OF CONTENTS

                                 Page

Available Information............. 2
Incorporation of Certain
  Documents by Reference.......... 2                ----------------
The Company....................... 4                   PROSPECTUS
Description of the Plan........... 4                ----------------
Use of Proceeds.................. 13
Legal Matters.................... 13
Experts.......................... 13                December 19, 1996
Indemnification of
  Directors and Officers......... 13
Dividend Reinvestment
  and Stock Purchase
  Plan........................... 15

=======================================  =======================================

         PART II


         INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         Item...................................................      Amount

         SEC registration fee...................................$     693.33
         Blue Sky legal fees and expenses.......................    5,000.00
         Printing expenses......................................    5,000.00
         Legal fees and expenses................................   15,000.00
                                                                   ---------
         Total..................................................$  25,693.33
                                                                   =========

Item 15. Indemnification of Directors and Officers

         (a)      Article VII  of  the By-laws of the  Registrant  provides  for
                  indemnification  of  directors   and   officers,   in  certain
                  instances.  The provisions of said Article are as follows:

         SECTION 1. Indemnification in Actions Arising Out of Capacity as Officer, Director, Employee or Agent. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. Indemnification in Actions by or in Right of Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3. Indemnification When Successful on Merits or Otherwise. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. Determination of Meeting Applicable Standard. Any indemnification under Sections I and 2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections I and 2 of this Article VII. Such determination shall be made
         (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

         SECTION 5. Payment of Expenses in Advance of Disposition of Action. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this
         Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         SECTION 6. Nonexclusivity of Article. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided by this
         Article VII shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law but, notwithstanding any other provisions of this
         Article  VII,  the  indemnification  authorized  and  provided  by this
         Article VII shall be applicable only to the extent that such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this
         Article VII.

         SECTION 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII or otherwise.

         SECTION 8. Constituent Corporations. For purposes of this Article VII, references to "the corporation" shall include, in addition to this corporation, any constituent corporation (including any constituent of a constituent) absorbed by this corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 9. Definitions. For purposes of this Article VII, the phrases "other enterprises," "fines," "serving at the request of the corporation" and "not opposed to the best interests of the corporation" shall, in addition to the normal meanings of said phrases, be deemed to include the meanings ascribed to said phrases in Section 145(i) of the General Corporation Law of the State of Delaware or any successor provision thereto.

         (b) In addition to the foregoing provisions of the Registrant's By-laws, directors, officers and controlling persons of the Registrant may be indemnified by the Registrant pursuant to the provisions of Section 145 of the Delaware General Corporation Law.

         (c)  The  Registrant   maintains  officers'  and  directors'  liability
insurance.

Item 16. Exhibits

         The following is a list of all exhibits filed as a part of this Registration Statement, including those which are incorporated herein by reference.

        Exhibit                   Description

          4(c)          Specimen Authorization Card

          4(d)          Letter to Shareholders

          5             Opinion of Looper, Reed, Mark & McGraw Incorporated

          23(a)         Consent of Deloitte & Touche LLP

          23(b)         Consent  of  Looper,  Reed,  Mark & McGraw  Incorporated
                             (included  in Exhibit 5)

          24            Power of Attorney - See Page II-5


Item 17.          Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Alabama, on December 19, 1996.

                             CAVALIER HOMES, INC.

                            By:  /s/ David A. Roberson
                               ------------------------------
                               David A. Roberson
                               President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned Officers and Directors of Cavalier Homes, Inc., hereby severally constitute Barry B. Donnell and David A. Roberson, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of Cavalier Homes, Inc. to be issued pursuant to the Cavalier Homes, Inc. Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

Name                         Title                                    Date


/s/ Barry B. Donnell           Chairman of the Board          December 19, 1996
-----------------------------     and Director
Barry B. Donnell

/s/ David A. Roberson          President, Chief Executive     December 19, 1996
-----------------------------     Officer and Director
David A. Roberson                 (Principal executive officer)

/s/ Micheal R. Murphy          Secretary-Treasurer and Chief  December 19, 1996
-----------------------------     Financial Officer
Micheal R. Murphy                 (Principal financial and
                                  accounting officer)

/s/ Gerald/ W. Moore           Director                       December 19, 1996
-----------------------------
Gerald W. Moore

/s/ Thomas A. Broughton, III   Director                       December 19, 1996
-----------------------------
Thomas A. Broughton, III

/s/ John W Lowe                Director                       December 19, 1996
-----------------------------
John W. Lowe

/s/ Lee Roy Jordan             Director                       December 19, 1996
-----------------------------
Lee Roy Jordan

                                  EXHIBIT INDEX


Exhibit           Description

  4(c)            Specimen Authorization Card

  4(d)            Letter to Shareholders

  5               Opinion of Looper, Reed, Mark & McGraw Incorporated

  23(a)           Consent of Deloitte & Touche LLP

  23(b)           Consent of Looper, Reed, Mark & McGraw Incorporated
                    (included in Exhibit 5)

  24              Power of Attorney - See Page II-5